UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 23, 2012

Date of Report (Date of earliest event reported)

CNB CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	033-00737	38-2662386
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

303 North Main Street, Cheboygan MI 49721

(Address of principal executive offices, including Zip Code)

(231) 627-7111

(Registrant’s telephone number, including area code)

NO CHANGE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; election of Directors; Appointment of Certain Officers

CNB Corporation (“the Corporation”) announces the retirement of James C. Conboy, Jr. as Director of the Corporation. Mr. Conboy was Director of the Corporation since its formation in 1985. Mr. Conboy is also retiring from the Board of Directors of Citizens National Bank of Cheboygan (“the Bank”) the sole subsidiary of CNB Corporation. Mr. Conboy was director of the Bank for 29 years.

ITEM 8.01.	Other Events

At its October 11, 2012 Board meeting, the Board of Directors of Citizens National Bank of Cheboygan (the “Bank”), a wholly owned subsidiary of CNB Corporation (the “Corporation”), elected a new member to its Board. The new director’s name is Thomas J. Redman. Mr. Redman will serve on the Board of the Bank until the annual election of directors for CNB Corporation where he will be nominated for election to the Board of the Corporation.

On October 23, 2012, CNB Corporation issued a quarterly shareholder brochure in which it reviewed earnings for the year to date period ending September 30, 2012.

A copy of the information contained in the Corporation’s brochure is attached hereto as Exhibit 99 and is hereby incorporated by reference into this Form 8-K, and made a part hereof.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit 99 Quarterly brochure of CNB Corporation dated October 19, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Corporation
(Registrant)

/s/ Susan A. Eno
Susan A. Eno
President and Chief Executive Officer

Dated: October 23, 2012

Exhibit Index

Exhibit No.	Description

Exhibit 99	Quarterly brochure of CNB Corporation dated October 19, 2012